EXHIBIT 23.2

INDEPENDENT AUDITORS’ CONSENT

      We consent to the incorporation by reference in this Registration Statement of IMPSAT Fiber Networks, Inc. on Form S-8 of our report dated February 9, 2001 appearing in the Annual Report on Form 10-K of IMPSAT Fiber Networks, Inc. for the year ended December 31, 2000.

/s/ DELOITTE & TOUCHE LLP

Certified Public Accountants
Miami, Florida
April 23, 2001